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                                                                  EXHIBIT 10.13

                              CONSULTING AGREEMENT
                              --------------------

         THIS AGREEMENT, made and entered into and effective as of the date shown on the signature page hereof ("Effective Date"), by and between First New England Dental Centers, Inc. ("First Dental"), a Delaware corporation and the dentist named on the signature page hereof (the "Dentist").

                                    RECITALS
                                    --------

         WHEREAS, First Dental provides management and related services to Osorio and Watkin, D.M.D., P.C. (the "P.C.") at various locations;

         WHEREAS, First Dental desires to engage Dentist to serve as Consultant ("Consultant") for First Dental; and

         WHEREAS, Dentist desires to be engaged by First Dental to render such Consultant services on the terms and conditions specified herein and on the signature page hereof.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, First Dental and Dentist agree as follows:

         1. ENGAGEMENT. First Dental hereby engages Dentist and Dentist hereby accepts engagement by First Dental upon the terms and conditions set forth herein and on the signature page hereof.

         2. DENTIST'S REPRESENTATIONS AND WARRANTIES. Dentist represents and warrants at all times during the term of this Agreement that:

                  (a) Dentist is duly licensed and in good standing under the laws of the Commonwealth of Massachusetts to practice dentistry and said license has not been suspended, revoked or restricted in any manner.

                  (b) Dentist has current controlled substances registrations issued by the United States Drug Enforcement Administration and applicable state agencies, which registrations have not been surrendered, suspended, revoked or restricted in any manner.

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                  (c)      Dentist has disclosed and will disclose to First
                           Dental the following matters, whether occurring at any time prior to or during the term of this
                           Agreement: (i) any malpractice suit, claim (whether or not filed in court), settlement, settlement allocation, judgment, verdict or decree against him;
                           (ii) any disciplinary, peer review or professional review investigation, proceeding or action instituted against him by any licensure board, hospital, dental school, health care facility or entity, professional society or association, third party payor, peer review or professional review committee or body, or governmental agency; (iii) any criminal complaint, indictment or criminal proceeding in which Dentist is named as a defendant; (iv) any investigation or proceeding, whether administrative, civil or criminal, relating to an allegation against him of filing false health care claims, violating anti-kickback laws, or engaging in other billing improprieties; (v) any organic or mental illness or condition that impairs or may impair Dentist's ability to practice dentistry; (vi) any dependency Dentist may have on, habitual use or episodic abuse Dentist may make of, alcohol or controlled substances, or any participation Dentist may have in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program; (vii) any allegation, or any investigation or proceeding based on any allegation, against him, of violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to Dentist's practice of dentistry; and (viii) any denial or withdrawal of an application Dentist filed in any state for licensure, for professional staff privileges at any hospital or other health care entity, for certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration or for malpractice insurance.

                  (d) Dentist shall abide by the By-laws, rules, regulations, policies and directives of First Dental.

                  (e) In connection with the provision of professional services to patients of the P.C., Dentist shall



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                           (i) at all times render services to patients in a
                           competent, professional and ethical manner, in accordance with prevailing standards of medical practice, and all applicable statutes, regulations, rules, orders and directives of any and all applicable governmental and regulatory bodies having competent jurisdiction; (ii) use the equipment, instruments, pharmaceuticals and supplies made available by or through First Dental for the purposes for which they are intended and in a manner consistent with sound medical practice; (iii) complete and maintain, in a timely manner, adequate, legible and proper medical records with respect to all services rendered to First Dental patients; and
                           (iv) participate in Medicare, Medicaid, Workers Compensation, other federal and state reimbursement programs, Blue Cross/Blue Shield, and other commercial insurance programs and under the plan of any HMO, PPO, health plan or other health benefit program with which First Dental may contract or affiliate in accordance with the rules, regulations and procedures of such program.

         3.       Dentist's Services and Responsibilities.
                  ---------------------------------------

                  3.1 OBLIGATIONS OF DENTIST AS CONSULTANT. Dentist shall serve on the time basis shown on the signature page hereof as the Consultant and in such capacity shall perform the services described on Exhibit A attached hereto (and incorporated herein by this reference).

                  3.2 COMPLIANCE WITH APPLICABLE POLICIES. The performance by Dentist of the services described in this Section 3 will be subject to such policies, procedures, rules and regulations as First Dental may establish from time to time.

                  3.3 CONFLICTS. Dentist shall devote Dentist's efforts to fulfill the Dentist's obligations hereunder, and Dentist shall not, during the term of this Agreement, without the prior written consent of First Dental which consent shall not be unreasonably withheld, engage in any other professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, which interferes with the performance of Dentist's duties hereunder, PROVIDED THAT Dentist may carry on the Dentist's dental practice. Notwithstanding the foregoing, Dentist is permitted to continue lecturing, consultation and testimony as an expert, any activity with respect to U.S. Trading Group, Inc. and biomedical device design and fabrication.


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                  3.4      TIME RECORDS. Dentist shall submit to First Dental
such time records as First Dental may require from time to time showing the nature of the services performed by Dentist and the time Dentist actually spent performing those services.

         4.       Financial Terms.
                  ---------------

                  4.1 ADMINISTRATIVE COMPENSATION. First Dental shall pay Dentist at the rate per annum shown of the signature page hereof for the administrative and supervisory services rendered to First Dental by Dentist as Consultant. Such annual compensation shall be payable by First Dental to Dentist in installments in accordance with First Dental's standard payroll practices.

                  4.2 INFORMATION. Dentist will cooperate with First Dental as requested in the completion of any forms and submission of any information necessary for First Dental to receive third party reimbursement for technical clinical services rendered in connection with any professional services rendered by Dentist, if applicable.

                  4.3 FRINGE BENEFITS. Dentist shall not be entitled to, and shall have no claim under this Agreement or otherwise against First Dental for, any so-called fringe benefits, including but not limited to: paid vacation; health insurance; continuing medical education reimbursement; paid continuing medical education leave; life insurance; long-term disability insurance; reimbursement of professional society dues; participation in a profit sharing or pension plan; paid sick leave; family leave; or professional liability insurance.

                  5. PROFESSIONAL LIABILITY INSURANCE. Dentist agrees at all times during the term of this Agreement to maintain in full force and effect, at Dentist's sole expense, professional liability insurance in such amounts as First Dental shall reasonably request. In the event Dentist discontinues a "claims made" form of insurance in effect at any time during the term of this Agreement, Dentist shall obtain "tail" coverage for events that may have occurred during the term of this Agreement. Dentist shall cooperate with any reasonable risk prevention or risk management activities of Dentist's insurer. Dentist shall furnish First Dental with a certificate of insurance evidencing that the aforesaid insurance is in full force and effect at all times during the term of this Agreement. Dentist shall notify First Dental in writing prior to any cancellation, modification or nonrenewal of such insurance policy. Dentist shall be solely responsible for any deferred or retroactive premium that may hereafter be billed by Dentist's insurer, and for any recoupment assessed against Dentist with respect to any operating deficit of



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Dentist's insurer during any period prior to, during, or after the term of this
Agreement.

         6.       Term and Termination.
                  --------------------

                  6.1 TERM. Unless sooner terminated as provided herein, this Agreement shall remain in full force and effect for the term stated on the signature page hereof, commencing on the Effective Date and shall be automatically extended at the end of the then-existing term for successive one
(1) year periods unless either of the parties notifies the other party in writing at least sixty (60) days prior to the expiration of the then-existing term of Dentist's/its desire to terminate this Agreement.

                  6.2      Termination.
                           -----------

                           a. First Dental may terminate this Agreement immediately upon the occurrence of any of the following: (i) Dentist's death; (ii) Dentist's license to practice dentistry is suspended or revoked; (iii) First Dental determines that Dentist has furnished deceptive or fraudulent information to First Dental; (iv) Dentist engages in criminal, unprofessional, unethical, or fraudulent conduct and Dentist is found guilty of such conduct by any entity or governmental agency of competent jurisdiction; or (v) lapse or termination of Dentist's malpractice insurance other than due to the fault of First Dental.

                           b. Either party may terminate this Agreement upon breach by the other of any material term in the Agreement, which breach has not been cured to the reasonable satisfaction of the non-breaching party within thirty (30) days after notice of such breach.

                           c. Upon termination of this Agreement, Dentist shall be entitled to receive such compensation, if any, accrued under the terms of this Agreement, but unpaid, as of the date of said termination.

         7. DISCLOSURE OF INFORMATION. All records, files, reports and documents pertaining to services rendered by Dentist to First Dental hereunder or to patients by First Dental, or to the operations of First Dental, belong to and shall remain the



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property of First Dental (subject to Dentist's right to retain photocopies of patient records for patient care purposes). Dentist agrees that First Dental's trade secrets, as they may exist from time to time, are valuable, special, and unique assets of First Dental. Dentist also agrees that the systems, protocols, policies, procedures, manuals, reports, data bases, documents, instruments and other materials used by First Dental are proprietary to First Dental, and are valuable, special and unique assets of First Dental's business. Director shall not, during or after the term of this Agreement, disclose First Dental's proprietary information or trade secrets to any other firm, person, corporation, association, or other entity for any reason or purpose whatsoever, without the written consent of First Dental.

         8. STATUS OF THE PARTIES. It is expressly understood and agreed that, in the performance of services under this Agreement, Dentist shall at all times be and act as an independent contractor with respect to First Dental, and not as an employee of First Dental. Accordingly, except as otherwise set forth in this Agreement, First Dental shall neither have nor exercise any specific control or direction over the particular methods by which Dentist shall perform the services required by this Agreement. Dentist understands and agrees that (i) Dentist will not be treated as an employee of First Dental for federal or state tax purposes; (ii) First Dental will not withhold on behalf of Dentist any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body or make available any of the benefits afforded to employees of First Dental; (iii) First Dental is obligated to report all payments to Dentist hereunder or otherwise in excess of $600 per year to the Internal Revenue Service; and (iv) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Dentist.

         9.       Miscellaneous.
                  -------------

                  9.1 ACCESS OF THE GOVERNMENT TO RECORDS. To the extent that the provisions of Section 1861(c)(1)(I) of the Social Security Act [42 U.S.C. [Section]1395x(v)(I)] are applicable to this Agreement, the parties agree to comply therewith.

                  9.2 GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with, and the rights of the parties shall be determined by, the laws of the Commonwealth of Massachusetts.

                  9.3 SEVERABILITY. If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining




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terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

                  9.4 AMENDMENT; ENTIRE AGREEMENT. No alteration or modification of this Agreement shall be valid unless made in writing and executed by each of the parties hereto. This Agreement contains the entire agreement among the parties regarding the subject matter hereof and supersedes all other written or oral understandings thereon.

                  9.5 COUNTERPARTS. This Agreement may be executed in more than one counterpart, and each executed counterpart shall be considered as the original.

                  9.6 VESTED RIGHTS. No amendment, supplement or termination of this Agreement shall affect or impair any rights or obligations which shall have theretofore matured hereunder.

                  9.7 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and representatives.

                  9.8 NOTICES. Any notice or other communication by one party to the other shall be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), addressed as follows:

   First Dental:                    First New England Dental Centers, Inc.
                                    170 Commonwealth Avenue
                                    Boston, MA  02116
                                    Attention:  President

   Dentist:                         The address shown on the
                                    signature page hereof.

Any party may change the address for notice by notifying the other party, in writing, of the new address.

                  9.9 FURTHER ACTIONS. Each of the parties agrees that it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are consistent with the terms hereof.

                  9.10 ASSIGNMENT. No party may assign this Agreement without written consent of the other.



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                  9.11     SURVIVAL. The covenants contained in paragraphs 3.4,
5, 7, 8, 9.1, and 9.9 shall survive any termination of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the Effective Date.

FIRST NEW ENGLAND                           DENTIST
DENTAL CENTERS, INC.

/s/ Jerald Robbins                          /s/ Julian Osorio
-------------------------                   ------------------------

Name of Dentist:                            Julian Osorio

Address:                                    210 Beacon St. #1
                                            Boston, MA 02116

Effective Date:                             12-29-95

Term of Agreement:                          Ten Years

Annual Compensation:                        $60,000



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                                    EXHIBIT A

                               Consultant Services
                               -------------------

1.       Oversee all aspects of the clinical services provided by the P.C.;

2. Manage and administer the delivery of dental services by the P.C. in a manner which complies with the rules and regulations of First Dental, all applicable federal, state and local laws the Massachusetts Department of Public Health and other applicable regulatory agencies;

3.       Supervise ancillary clinical personnel;

4. Review and appraise the professional performance of dental personnel, including making recommendations to First Dental regarding dentists' credentials;

5. Developing, implement, and periodically update clinical and operational protocols, procedures, manuals, rules and regulations and quality control policies and procedures for the P.C. as may be necessary (i) to ensure the therapeutic efficacy, appropriateness, medical necessity, consistency, safety and quality of such services, and (ii) to ensure that such services are rendered at all times in a competent, ethical and professional manner, in accordance with acceptable medical practice, and in compliance with all applicable statutes, regulations, rules, orders and directives of federal, state, local and other governmental and regulatory bodies having competent jurisdiction;

6. Consult with First Dental to ensure that there is a dentist-in-charge of the P.C.'s practice seven (7) days a week;

7. Consult with First Dental on the establishment of ethical and moral standards for use in the business of First Dental and the P.C.;

8. Consult with First Dental to ensure that First Dental and the P.C. meet all necessary standards relating to dental services - local, state, federal, and professional;

9. Fill in as clinicians on an emergency basis as necessary when a dentist is needed at any location;

10.      Represent First Dental in all professional activities;


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11.      Monitor the practice patterns of each dentist and do a review every six months;

12.      Maintain training of all dentists;

13.      Supervise case presentations on a monthly basis;

14. Work with the other consultant(s), if any, and hire and fire all general dentists, specialists, hygienists, assistants and other healthcare professionals;

15. Work with other consultant(s), if any, to ensure a site visit to each facility on a monthly basis;

16.      Meet with management on a weekly basis to plan overall strategy;

17. Assist in acquisition process as needed and review all potential acquisitions;

18. Work with managed care groups as necessary to integrate their plans into First Dental;

19.      Represent First Dental professionally before potential investors;

20. Report to the board of directors on a timely basis as to status of the company

21. Such other administrative duties as may reasonably be assigned from time to time by First Dental.



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